Exhibit a (1)

                       CERTIFICATE OF LIMITED PARTNERSHIP
                                       OF
                          GAM AVALON MULTI-GLOBAL, L.P.

The undersigned, desiring to form a limited partnership under the laws of the State of Delaware does hereby certify as follows:

  (1) The name of the limited partnership is GAM Avalon Multi-Global, L.P. (the "Partnership").


 (2) The registered office of the Partnership in the State of Delaware is located at 1013 Centre Road in the City of Wilmington, County of New Castle. The name of the registered agent of the Partnership at such address is Corporation Service Company.

 (3) Global Asset Management (USA) Inc. is the sole general partner (the "General Partner") of the Partnership. The business address of the General Partner is 135 East 57th Street, New York, New York 10022.

IN WITNESS WHEREOF, the undersigned has executed this Certificate on the 22nd day of August , 2000.

                               Global Asset Management (USA) Inc.
                               General Partner

                               By:/s/ Kevin J. Blanchfield
                              --------------------------------------------------
                               Name: Kevin J. Blanchfield
                               Title: Chief Operating Officer